Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2022
Of Cal-Maine Foods, Inc.

DESCRIPTION OF CAPITAL STOCK
The amount of capital stock which Cal-Maine Foods, Inc. (the “Company” or “Corporation”) is authorized to issue (the “Capital
Stock”) is 124,800,000

shares, consisting of

(a) 120,000,000 shares

of Common

Stock with a

par value of

One Cent ($.01) per
share and (b) 4,800,000 shares of Class A Common Stock with a par value of One Cent ($.01) per share.
The

following

summary

describes

the

Capital

Stock

under

the

Company’s

Second

Amended

and

Restated

Certificate

of
Incorporation (the “Restated Charter”).

The summary may not

be complete and is subject

to, and qualified in

its entirety by, the
applicable provisions

of Delaware

law and

the terms and

provisions of our

Restated Charter. You

should refer

to, and

read this
summary together

with, our

Restated Charter

to review

all provisions

applicable to

our Capital

Stock that

may be important

to
you.
Equal Treatment
Except as otherwise provided in the Restated

Charter as described below, or required by applicable

law, shares of Common Stock
and Class A

Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and
upon any

liquidation, dissolution

or winding

up of

the Corporation),

share ratably

and be

identical in

all respects

and as

to all
matters.
Voting Rights
Holders of shares of Capital Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of
Common Stock entitled to one vote

and each share of Class A

Common Stock entitled to ten votes. Holders

of Capital Stock have
the right

of cumulative

voting in

the election

of directors.

Cumulative voting

means that

each stockholder

is entitled

to cast

as
many votes as he

or she has the right

to cast (before cumulating

votes), multiplied by the

number of directors to

be elected, and
such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for
any two or more of them as such stockholder may see fit.
Under Delaware

law, the affirmative

vote of the

holders of a

majority of the

outstanding shares of

any class of

Capital Stock is
required to approve, among other

things, any amendment to the

certificate of incorporation that would

alter or change the

powers,
preferences

or special

rights of

such class

so as

to affect

such class

adversely. In

addition, as

long as

any of

the shares

of the
Class A Common

Stock are

outstanding,

the consent

of not

less than

66 2/3

% of

the total

shares of

Class A Common

Stock
outstanding is required to

(1) alter or change the rights

and privileges of Class A Common Stock; (2) to

amend any provision of
Paragraph 4 of the Restated Charter affecting the Class A

Common Stock or (3) effect any re-classification or re-capitalization of the Company’s Capital Stock.
Dividends
Holders of

shares of

Capital Stock

are entitled

to receive

such dividends

as may

be declared

by our

Board of

Directors out

of
funds legally available for such purpose.
Shares of Common

Stock and Class A Common Stock

are required to

be treated equally,

identically and ratably,

on a per

share
basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Company legally available therefor.
However, in the event a dividend is paid in the form of shares of Capital

Stock (or rights to acquire such shares), then holders of
Common Stock shall receive

shares of Common Stock

(or rights) and holders of

Class A Common Stock shall receive shares of
Class A Common

Stock (or

rights), with

holders of

shares of

Common Stock

and Class A Common

Stock receiving,

on a

per
share basis, an identical number of shares of Common Stock or Class A Common Stock, as applicable.

Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2022
Of Cal-Maine Foods, Inc.

Notwithstanding the foregoing, the

Board of Directors may

pay or make

a disparate dividend or

distribution per share of

Common
Stock or Class A Common

Stock (whether

in the amount

of such dividend

or distribution payable

per share,

the form

in which
such dividend

or distribution

is payable,

the timing

of the

payment, or

otherwise) if

such disparate

dividend or

distribution

is
approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and

Class A
Common Stock, each voting separately as a class.
Ownership of Class A Common Stock
The Class A Common

Stock may

only be issued

to Immediate

Family Members

and Permitted Transferees

(each as

defined in
the

Restated

Charter,

and

as

summarized

below).

In

the

event

any

share

of

Class A Common

Stock,

by

operation

of

law

or
otherwise is, or

shall be deemed

to be owned

by any person

other than

an Immediate Family

Member or

Permitted Transferee,
such share of Class A Common Stock shall

automatically convert into

Common Stock, whereby the

voting power of such

stock
would be reduced from ten votes per share to one vote per share.
The term “Immediate Family Member”

includes: the spouse of our

late founder and Chairman

Emeritus Fred R.

Adams, Jr., (Mrs.
Jean Adams),

his

natural

children

(the

“Daughters”),

his

sons-in-law

(including

our

Chairman

and

Chief

Executive

Officer
Adolphus B. Baker), and his grandchildren, including the estates of all of such persons.
The term “Permitted Transferee” includes:
(i)

an Immediate Family Member;
(ii)

a trust

held for

the sole

or primary

benefit of

one or

more Immediate

Family Members

or Permitted

Transferees,
including any trustee in such trustee’s capacity as such, provided that if a trust is not for the sole benefit of one or

more
Immediate

Family

Members

or

Permitted

Transferees,

an

Immediate

Family

Member

or

Permitted

Transferee

must
retain sole

dispositive and

exclusive power

to direct

the voting

of the

shares of

Class A Common Stock

held by

such
trust;
(iii)

a corporation, limited liability company or partnership, including but not limited to, a family limited partnership or similar limited liability

company or corporation,

or a single member

limited liability company,

provided that all

of the
equity interest in

such entity is owned,

directly or indirectly, by

one or more Immediate

Family Members or

Permitted
Transferees and an

Immediate Family Member

or Permitted Transferee retains

sole dispositive and

exclusive power to
direct the voting of the shares of Class A Common Stock held by such entity;

(iv)

a qualified

Individual Retirement

Account, pension,

profit sharing,

stock bonus

or other

type of

plan or

trust of
which an Immediate

Family Member or Permitted

Transferee is a participant

or beneficiary, provided that

in each case
an Immediate Family Member or

Permitted Transferee retains sole dispositive and

exclusive power to direct the voting
of the shares of Class A Common Stock held by such account, plan or trust; or
(v)

any guardianship, conservatorship or custodianship

for the benefit of an Immediate Family

Member who has been
adjudged

disabled,

incapacitated,

incompetent

or

otherwise

unable

to

manage

his

or

her

own

affairs

by

a

court

of
competent jurisdiction, including any

guardian, conservator or

custodian in such guardian’s,

conservator’s or custodian’s
capacity as such.
Other Provisions
The holders of Common Stock and Class A Common Stock are not entitled to preemptive or subscription rights.

Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2022
Of Cal-Maine Foods, Inc.

Unless approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and
Class A Common

Stock,

each

voting

separately

as

a

class,

shares

of

Common

Stock

or Class

A Common

Stock

may

not

be
subdivided, combined

or reclassified unless

the shares of

the other class

are concurrently therewith

proportionately subdivided,
combined

or

reclassified

in

a

manner

that

maintains

the

same

proportionate

equity

ownership

between

the

holders

of

the
outstanding Common Stock and Class A

Common Stock on the record date for such subdivision, combination or reclassification.
Unless approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and
Class A Common

Stock, each

voting separately

as a

class, upon

the dissolution,

liquidation or

winding up

of the

corporation,
whether voluntary

or involuntary,

holders of

Common Stock

and Class A Common

Stock will

be entitled

to receive

ratably all
assets of the Corporation available for distribution to its stockholders.
In the event of

(i) a merger,

consolidation or other business

combination requiring the approval of

the holders of the

Corporation’s
capital stock entitled to vote thereon, (ii) a tender or exchange offer to acquire any shares of Common Stock or Class

A Common
Stock by a third party pursuant to

an agreement to which the Corporation is a party,

or (iii) a tender or exchange offer

to acquire
any

shares of

Common

Stock or

Class A Common

Stock

by the

Corporation,

holders of

the

Common

Stock

and

the Class

A
Common Stock

shall have the

right to receive,

or the right

to elect to

receive, the same

form and amount

of consideration

on a
per share basis.

Each share

of Class A Common

Stock is

convertible, at

the option

of its

holder, into

one share

of Common

Stock at

any time.
Once shares of Class A Common Stock

are converted into Common

Stock, the shares of

Class A Common Stock will be retired
and

may

not be

reissued. The

number

of

shares

of

Common

Stock

into

which

the

shares of

Class A Common

Stock

may

be
converted is

subject to

adjustment from

time to

time in

the event

of any

capital reorganization,

reclassification of

stock of

the
Company or consolidation or merger of the Company with or into another corporation.
The

Restated

Charter

includes

a

sunset

provision

pursuant

to

which

all

of

the

outstanding

Class

A

Common

Stock

will
automatically

convert

to

Common

Stock

if:

(a)

less

than

4,300,000

shares

of

Class A

Common

Stock,

in

the

aggregate,

are
beneficially owned by Immediate Family

Members and/or Permitted Transferees,

or (b) if less than 4,600,000

shares of Class A
Common Stock

and Common Stock,

in the aggregate,

are beneficially owned

by Immediate Family

Members and/or Permitted
Transferees.
Control by Immediate Family Members, Anti-Takeover Considerations and Conflicts of Interest
General
Mr. Adams founded the Company

and served as its CEO

from the formation

of the Company in 1969

until 2010, when his son-
in-law, Mr. Baker, became CEO. Mr. Adams died on March 29, 2020.
As of July 19, 2022,

Immediate Family Members beneficially own all of the 4.8

million outstanding shares of Class A Common
Stock, representing 52.1% of the total voting power, and approximately 4.9 million shares of Common Stock,

representing 5.4%
of the total voting power. Such persons possess in the aggregate 57.5% of the total voting power of the outstanding shares of our
Common Stock and Class A Common Stock, based on shares held directly or through related entities.
The

Common

Stock

is listed

on The

Nasdaq

Stock

Market (“NASDAQ”).

Because

Mrs. Adams,

Mr.

Baker

and

Mr.

Baker’s
spouse beneficially

own in

the aggregate

capital stock

of the

Company

entitling them

to 57.5%

of the

total voting

power, the
Company

is a

“controlled

company”

under

NASDAQ

rules. As

a

controlled

company,

the Company

is not

subject

to certain
NASDAQ

listing

standards,

such

as

those

that

would

otherwise

require

that

a

majority

of

a

listed

company’s

directors

be
independent

and

that

a

compensation

committee

and

nominating

committee

of

the

board

of

directors

composed

solely

of
independent directors

be established. Although

not required,

the Company’s

board does

comprise of

a majority

of independent
directors and

Compensation committee

is comprised

of all

solely independent

directors. The

Company is,

however, subject

to

Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2022
Of Cal-Maine Foods, Inc.

NASDAQ

listing

standards

requiring

that

the Audit

Committee

be

composed

solely

of

independent

directors.

Delaware

law
provides that the holders of a majority of the voting power of shares entitled to vote must approve certain fundamental corporate transactions

such

as

a

merger,

consolidation

and

sale

of

all

or

substantially

all

of

a

corporation’s

assets.

Immediate

Family
Members currently hold a majority of the voting power of

all shares of capital stock of the Company and

have indicated that they
intend to retain ownership

of a sufficient amount

of Common Stock and

Class A Common Stock to assure continued ownership
of more than 50% of the voting power of our outstanding shares of capital stock.

Accordingly, a merger, consolidation, sale of all
or substantially all

of the assets

or other business

combination or transaction involving

the Company, which

requires a stockholder
vote, cannot be effected without the approval of the Immediate Family Members.
As a result, majority control may make an unsolicited acquisition of the Company more difficult and discourage certain types of
transactions involving a change of control of our Company, including transactions in which the holders of Common Stock might otherwise receive a premium for

their shares over then

current market prices.

Also, the controlling ownership

of our Capital Stock
by Immediate Family

Members may adversely

affect the market

price of our

Common Stock, due

in part to

lack of speculation
that there may be a change in control.
Delaware Anti-Takeover Law
We

are

subject

to

Section 203

(“Section 203”)

of

the

Delaware

General

Corporation

Law.

Under

this

provision,

we

may

not
engage

in

any

“business

combination”

with

any

interested

stockholder

for

a

period

of

three

years

following

the

date

the
stockholder became an interested stockholder, unless:
i.

prior to that date our Board of Directors approved either the business combination or the transaction that resulted in the
stockholder becoming an interested stockholder;
ii.

upon completion

of the

transaction that

resulted in

the stockholder

becoming an

interested stockholder,

the interested
stockholder owned at least 85% of the voting stock outstanding at the time the transaction began;

or
iii.

on or following

that date, the business

combination is approved

by our Board of

Directors and authorized

at an annual
or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned
by the interested stockholder.
Section 203 defines “business combination” to include, subject to limited exceptions:
i.

any merger or consolidation involving the corporation and the interested stockholder;
ii.

any sale,

transfer, pledge

or other

disposition of

10% or

more of

the assets

of the

corporation involving

the interested
stockholder;
iii.

any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
iv.

any transaction

involving the

corporation

that has

the effect

of increasing

the proportionate

share of

the stock

of any
class or series of the corporation beneficially owned by the interested stockholder; or
v.

the receipt

by the

interested

stockholder of

the benefit

of any

loans, advances,

guarantees, pledges

or other

financial
benefits provided by or through the corporation.

Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2022
Of Cal-Maine Foods, Inc.

In

general,

Section 203

defines

an

“interested

stockholder”

as

any

entity

or

person

beneficially

owning

15%

or

more

of

the
outstanding voting

stock of the

corporation and

any entity or

person affiliated

with or controlling

or controlled

by the entity

or
person.
The restrictions of

Section 203 of the

Delaware General Corporation

Law do not

apply to corporations

that have elected,

in the
manner provided therein, not to be subject to Section 203

of the Delaware General Corporation Law. The Company

has not made
such an election. Accordingly, the Company would be subject to Section 203 in the event of a business combination.
Transfer Agent
Computershare Trust Company of Louisville, Kentucky, is the Transfer Agent and Registrar for our Common Stock.